Exhibit 4

SECOND AMENDMENT TO

VOTING AND SUPPORT AGREEMENT

This Second Amendment (this “Second Amendment”) to the Voting and Support Agreement by and among EQT Corporation, a Pennsylvania corporation (“Parent”) and the undersigned signatories set forth on the signature pages hereto under the heading “Company Stockholders” (collectively, the “Company Stockholders” and together with Parent, the “Parties”) is entered into effective as of November 8, 2017 in accordance with the terms of the Voting and Support Agreement by and among the Parties, dated June 19, 2017 (the “Original Voting Agreement”), as amended by the First Amendment to the Voting and Support Agreement entered into by the Parties, effective as of October 9, 2017 (the “First Amendment” and, together with the Original Voting Agreement, the “Voting Agreement”). Terms used and not defined herein shall have the meanings assigned thereto in the Voting Agreement.

RECITALS:

WHEREAS, the Parties entered into the Original Voting Agreement on June 19, 2017.

WHEREAS, on September 28, 2017 Rice Energy Holdings LLC, a Delaware limited liability company which is one of the Parties (“Holdings”), in accordance with its Amended and Restated Limited Liability Company Agreement (the “Holdings LLC Agreement”), made a pro rata distribution of 2,118,422 shares of Company Common Stock to its members holding incentive units (the “Distribution”).

WHEREAS, on October 9, 2017 the Parties entered into the First Amendment to reflect the change in the number of shares of Company Common Stock held by Holdings following the Distribution.

WHEREAS, on November 8, 2017, Holdings, in accordance with the Holdings LLC Agreement, made a distribution of (a) 1,719,733 shares of Company Common Stock to Rice Energy 2016 Irrevocable Trust and (b) 168,886 shares of Company Common Stock to Daniel J. Rice III (the “Final Holdings Distribution”).

WHEREAS, as a result of the Final Holdings Distribution, Holdings has ceased to Beneficially Own Subject Securities.

WHEREAS, as a result of the Final Holdings Distribution, the Parties desire to amend the Voting Agreement as more fully set forth herein to reflect the correct number of shares of Company Common Stock held by each of the Company Stockholders as of the date of this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1

1. Schedule A to the Voting Agreement is hereby replaced with the revised Schedule A included as Appendix 1 herewith.

2. This Second Amendment will be binding upon, and will inure to the benefit of, the Parties and all other parties to the Voting Agreement and their respective successors and assigns.

3. Except as hereby amended, the Voting Agreement shall remain in full force and effect.

4. This Second Amendment and the Voting Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

5. This Second Amendment will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

6. This Second Amendment may be signed by facsimile or other electronic means (including PDF) and in one or more counterparts, each of which shall be deemed an original and all of which shall constitute a single instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

EQT CORPORATION

By:	/s/ Robert J. McNally
Name:	Robert J. McNally
Title:	Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO

SECOND AMENDMENT TO VOTING AGREEMENT

RICE ENERGY 2016 IRREVOCABLE TRUST

By:	/s/ Andrew L. Share
Name:	Andrew L. Share
Title:	Trustee

RICE ENERGY HOLDINGS LLC

By:	/s/ William E. Jordan
Name:	William E. Jordan
Title:	Attorney-in-Fact

/s/ Daniel J. Rice III
Daniel J. Rice III

/s/ Daniel J. Rice IV
Daniel J. Rice IV

/s/ Derek A. Rice
Derek A. Rice

/s/ Toby Z. Rice
Toby Z. Rice

SIGNATURE PAGE TO

SECOND AMENDMENT TO VOTING AGREEMENT

APPENDIX 1

TO

SECOND AMENDMENT TO VOTING AGREEMENT

Revised Schedule A

Company Stockholder	Number of Shares of Company Common Stock Beneficially Owned	Number of Shares of Company Common Stock Owned of Record
Rice Energy 2016 Irrevocable Trust	35,150,139	31,519,733
Rice Energy Holdings LLC	0	0
Daniel J. Rice III	35,150,139	2,725,730
Daniel J. Rice IV	35,150,139	339,524
Derek A. Rice	35,150,139	339,524
Toby Z. Rice	35,150,139	225,628	*

*	Does not include 185,103 shares of Company Common Stock beneficially owned by Toby Z. Rice’s spouse. Toby Z. Rice disclaims beneficial ownership of such shares.

APPENDIX 1 TO

SECOND AMENDMENT TO VOTING AGREEMENT